UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

July 8, 2019

ProtoKinetix, Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

412 Mulberry Street

Marietta, OH 45750

Address of principal executive offices

304-299-5070

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2019, the Board of Directors of ProtoKinetix, Incorporated (the “Company”), amended the Amended 2017 Stock Option and Stock Bonus Plan (the “2017 Plan”) to increase the aggregate number of shares that may be issued under the 2017 Plan from 50,000,000 to 89,700,000 shares subject to adjustment as provided in the 2017 Plan.

As of July 15, 2019, 76,700,000 options are outstanding under the 2017 Plan.

Also on July 15, 2019, the Board of Directors of the Company (the “Board”) canceled a total of 16,000,000 options previously granted to its CEO, a director, and a consultant and granted a total of 16,000,000 new options under the 2017 Plan at an exercise price of $0.26 per share as follows: Clarence Smith, President, CEO & Director (an option to purchase 5,000,000 shares); Edward McDonough, Director (an option to purchase 1,000,000 shares); and Grant Young, a consultant (options to purchase 10,000,000 shares). Twenty-five percent of the shares vest on October 13, 2019 and 25% vest every three months thereafter. The options expire on July 14, 2024. Prior to a change in control of the Company, the vesting schedule of the option shall immediately accelerate so that the option is fully vested and available for exercise.

In connection with the continued service of certain directors, officers and consultants, on July 15, 2019 the Board granted options pursuant to the 2017 Plan to acquire shares of common stock of the Company at an exercise price of $0.26 per share as follows: Mr. Smith (an option to purchase 5,000,000 shares); Mr. McDonough (an option to purchase 2,000,000 shares); Michael Guzzetta, CFO (an option to purchase 4,000,000 shares); and Mr. Young (options to purchase 5,000,000 shares). Twenty-five percent of the shares vest on October 13, 2019 and 25% vest every three months thereafter. The options expire on July 14, 2024. Prior to a change in control of the Company, the vesting schedule of the option shall immediately accelerate so that the option is fully vested and available for exercise. The Company also issued an option under the 2017 Plan to a consultant to acquire 500,000 shares at an exercise price of $0.26 per share. The option is identical to the others issued by the Board except that 250,000 shares vest on October 13, 2019 and 250,000 vest three months thereafter.

For these grants of options, no solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Rule 506(b) of Regulation D promulgated under the 1933 Act with respect to transactions by an issuer not involving any public offering.  No commissions were paid in connection with these issuances of securities.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 8, 2019, the Board adopted a new Code of Business Conduct and Ethics and Whistleblower Policy (“Code of Ethics”) which replaced in its entirety the Company’s prior code of ethics. The Code of Ethics applies to all directors, officers, employees and consultants of the Company and amends and restates the Company’s prior code of ethics to update certain provisions for business and regulatory developments and to provide additional guidance and greater detail on certain issues such as conflicts of interest, reporting illegal or unethical behavior, confidentiality and use of the Company’s assets, and hedging of Company securities.

The Board also approved an insider trading policy, related party transactions policy, and policy on trading blackout periods, benefit plans and SEC reporting.

The above description of the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics, which is filed herewith as Exhibit 14.1. A copy of the Code of Ethics and other corporate governance documents are available on the Company’s website at www.protokinetix.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Amendment to Amended 2017 Stock Option and Stock Bonus Plan as approved on July 15, 2019
14.1	Code of Business Conduct and Ethics and Whistleblower Policy as approved on July 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of July 2019.

ProtoKinetix, Incorporated

By:	/s/Clarence E. Smith
Clarence E. Smith, President & CEO